Exhibit 99.1

Amyris Reports First Quarter 2012 Financial Results

EMERYVILLE, CA (May 8, 2012) — Amyris, Inc. (NASDAQ: AMRS), a leading renewable chemicals and fuels company, today announced financial results for the first quarter ended March 31, 2012.

“Since the beginning of the year, in addition to a considerable private placement, we improved our production stability and efficiency and saw growth in our renewable product sales,” said John Melo, CEO of Amyris.

“We remain on track with the construction of our own industrial production facility at Paraíso, we have restructured our management and are rationalizing our contract manufacturing footprint. This enables us to focus and execute on the continued growth and commercialization of our technology,” Melo concluded.

FINANCIAL RESULTS

Aggregate revenues for the quarter ended March 31, 2012 were $29.5 million versus $37.2 million in the first quarter of 2011. This change in revenue was due to a decline in Amyris Fuels sales as Amyris executes the planned wind-down of this business line. Cost of products sold was $43.8 million versus $34.4 million, related to costs incurred in the delivery of Amyris Fuels products and costs associated with the production of Amyris renewable products. The Company also recorded a charge of $36.7 million in the quarter ended March 31, 2012 related to losses on purchase commitments and write-off of production assets. Research and development expense increased to $21.3 million from $19.7 million, and sales, general and administrative expense increased to $21.7 million from $16.0 million. First quarter 2012 GAAP net loss attributable to common stockholders was $94.5 million compared with $33.1 million in the same quarter of 2011. On a non-GAAP basis, excluding stock-based compensation expense and the losses from fixed purchase commitments and write-off of production assets, the net loss attributable to Amyris, Inc. common stockholders for the first quarter ended March 31, 2012 was $51.4 million compared to $29.1 million in the prior year. A reconciliation of GAAP to non-GAAP results is included in this release.

The Company’s balance at the end of the first quarter of cash, cash equivalents and marketable securities was $103.5 million.

About Amyris

Amyris is an integrated renewable products company focused on providing sustainable alternatives to a broad range of petroleum-sourced products. Amyris uses its industrial synthetic biology platform to convert plant sugars into a variety of hydrocarbon molecules—flexible building blocks which can be used in a wide range of products. Amyris is commercializing these products both as No Compromise® renewable ingredients in cosmetics, flavors and fragrances, polymers, lubricants and consumer products, and also as No Compromise renewable diesel and jet fuel. Amyris Brasil Ltda., a subsidiary of Amyris, oversees the establishment and expansion of Amyris’s production in Brazil. Amyris also has fuel distribution capabilities in the United States through its subsidiary, Amyris Fuels, LLC. More information about Amyris is available at www.amyris.com.

Conference Call Information

The Company will discuss these results in a conference call scheduled for today at 2:00 pm PDT/5:00 pm EDT. Investors may access a live audio webcast of this conference call and the earnings call presentation in the investor relations section of the Company’s website at http://investors.amyris.com. An audio replay of the conference call will be available approximately two hours after the conclusion of the call and can be accessed by dialing 888-203-1112 if calling from within the United States or 719-457-0820 if calling from outside the United States and entering the replay pass code 8171574. A replay of the webcast will be available on the investor relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 60 calendar days.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as growth and commercialization) that involve risks and uncertainties. These statements are based on management’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays in production and commercialization of products and other risks detailed in the “Risk Factors” section of Amyris’s Form 10-K, as filed on February 28, 2012. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. In addition, Amyris believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Amyris’s operating performance. Reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Amyris, the Amyris logo and No Compromise are trademarks or registered trademarks of Amyris, Inc.

Amyris, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues
Product sales	$26,307	$34,020
Grants and collaboration revenue	3,162	3,154

Total revenues	29,469	37,174
Cost and operating expenses
Cost of product sales	43,811	34,382
Losses on purchase commitments and write-off of production assets	36,652	—
Research and development (1)	21,344	19,736
Sales, general and administrative (1)	21,715	15,978

Total cost and operating expenses	123,522	70,096

Loss from operations	(94,053)	(32,922)
Other income (expense):
Interest income	606	301
Interest expense	(1,054)	(577)
Other income (expense), net	(151)	51

Total other income (expense)	(599)	(225)

Loss before income taxes	$(94,652)	$(33,147)
Provision for income taxes	(244)	—

Net loss	$(94,896)	$(33,147)
Loss attributable to noncontrolling interest	348	10

Net loss attributable to Amyris, Inc. common stockholders	$(94,548)	$(33,137)

Net loss per share attributable to common stockholders basic and diluted	$(1.88)	$(0.76)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	50,214,192	43,851,142

(1)	Includes stock-based compensation expense of the following for the periods presented:

Research and development	$1,513	$977
Sales, general and administrative	5,008	3,030

Total stock-based compensation expense	$6,521	$4,007

Amyris, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash, cash equivalents and marketable securities	$103,477	$103,592
Accounts receivable	4,707	6,936
Inventories	8,921	9,070
Prepaid expenses and other current assets	9,059	19,873

Total current assets	126,164	139,471
Property and equipment, net	150,702	128,101
Other assets	35,801	43,001
Goodwill and intangible assets	9,441	9,538

Total assets	$322,108	$320,111

Liabilities and Equity
Current liabilities:
Accounts payable	$26,010	$26,379
Deferred revenue	3,411	3,139
Accrued and other current liabilities	30,860	30,982
Capital lease obligation, current portion	3,260	3,717
Debt, current portion	29,015	28,049

Total current liabilities	92,556	92,266
Capital lease obligation, net of current portion	1,986	2,619
Long-term debt, net of current portion	37,485	13,275
Deferred rent, net of current portion	9,619	9,957
Deferred revenue, net of current portion	4,087	4,097
Other liabilities	43,980	37,085

Total liabilities	189,713	159,299

Amyris, Inc. stockholders’ equity	132,896	161,052
Noncontrolling interest	(501)	(240)

Total stockholders’ equity	132,395	160,812

Total liabilities and stockholders’ equity	$322,108	$320,111

Amyris, Inc.

Supplemental Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Other Selected Financial Information:
Capital expenditures and deposits on property and equipment	$21,777	$14,413

Depreciation and amortization	$3,687	$2,105

Reconciliation of GAAP to Non-GAAP Net Loss Per Share:
Net loss attributable to Amyris Inc., common stockholders (GAAP)	$(94,548)	$(33,137)
Stock-based compensation expense	6,521	4,007
Losses on purchase commitments and write-off of production assets	36,652	—

Net loss attributable to Amyris Inc., common stockholders (Non- GAAP)	$(51,375)	$(29,130)

Net loss per share attributed to common stockholders basic and diluted (GAAP)	$(1.88)	$(0.76)
Stock-based compensation expense	0.13	0.10
Losses on purchase commitments and write-off of production assets	0.73	—

Net loss per share attributed to common stockholders basic and diluted (Non-GAAP)	$(1.02)	$(0.66)

Contact Information

Amyris, Inc.

(510) 740-7434

investor@amyris.com